SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant:	☒

Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRSTPLUS Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
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☐	Fee paid previously by written preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following is the script for the remarks FIRSTPLUS Financial Group, Inc. (the “Company”) intends to give to explain the continuance of the 2005 Special Meeting of Shareholders discussed in the Form 8-K filed with the Securities and Exchange Commission on November 14, 2005. The Company is appearing at the meeting place and time previously scheduled for the Special Meeting to make such remarks.

Script for Explanation of Continuance

Ladies and Gentlemen, thank you for coming, but we are sorry to report that the Company’s 2005 Special Meeting of Shareholders, originally set for today, November 16, 2005 has been postponed.

As you may know, a group of shareholders brought a court action to compel an election of directors at a Special Meeting of Shareholders. As directed by the court, the Company worked to make the necessary SEC filings, prepare the necessary proxy materials and make the other preparations necessary to have the Special Meeting.

Upon request of the petitioners, the Company agreed to postpone the meeting date from September 1, 2005 to November 16, 2005. As the meeting date approached, with the Company prepared to move forward with the Special Meeting and the election of directors, the petitioners filed an emergency motion with the district court on October 31, 2005 to “continue” the date for the elections. The district court agreed to continue the election despite the Company’s objections. The Company requested the Nevada Supreme Court to overturn the district court’s decision to grant a “continuance” of the meeting and election date or to prohibit the court from “continuing” the date of the meeting and election of directors. The Nevada Supreme Court denied the petition.

The Company and the petitioners participated in a status hearing yesterday at the district court. At the hearing, upon the request of the petitioners and again over the Company’s objections, the district court reset the meeting date for January 13, 2006. To comply with the District Court’s order, the Company will have to reset the record date, originally set for October 10, 2005. The Company is considering available remedies to maintain the current record date and have the Special Meeting and election of directors by December 9, 2005. The Company intends to provide official notification of changes regarding the Special Meeting to shareholders of record for the Special Meeting as soon as practicable.

Thank you again for attending, and we hope to see you again at the Special Meeting.

FIRSTPLUS Financial Group, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the Company’s 2005 Special Meeting of Shareholders previously scheduled for November 16, 2005. In addition, the Company’s Form 8-K filed with the Securities and Exchange Commission on November 14, 2005 and November 16, 2005 contain important information regarding the continuance of the Special Meeting.

FIRSTPLUS Financial Group, Inc. stockholders are urged to read the Company’s proxy statement because it contains important information. FIRSTPLUS Financial Group, Inc. stockholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. FIRSTPLUS Financial Group, Inc. stockholders will also be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting FIRSTPLUS Financial Group, Inc. at:

FIRSTPLUS FINANCIAL GROUP, INC.

5100 N. O’Connor Boulevard, 6th Floor

Irving, Texas 75039

All of the FIRSTPLUS Financial Group, Inc. directors (Robert P. Freeman, John R. Fitzgerald, Daniel T. Phillips and David B. Ward) and its sole executive officer (Jack (J.D.) Draper) will be deemed to be participants in the Board’s solicitation of proxies. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies are set forth in the proxy statement filed by FIRSTPLUS Financial Group, Inc. with the Securities and Exchange Commission in connection with the Special Meeting.